Exhibit 99.2 Day One Biopharmaceuticals Targeted Therapies for People of All Ages April 2024 1

Disclaimer This presentation and the accompanying oral commentary contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our future financial performance, including the sufficiency of our cash, cash equivalents and short-term investments to fund our operations, business plans and objectives, timing and success of our planned nonclinical and clinical development activities, the results of any of our strategic collaborations, including the potential achievement of milestones and provision of royalty payments thereunder, timing and results of nonclinical studies and clinical trials, efficacy and safety profiles of our products and product candidates, the ability of tovorafenib to treat pediatric low-grade glioma (pLGG) or related indications, the potential therapeutic benefits and economic value of our products and product candidates, potential growth opportunities, competitive position, industry environment and potential market opportunities, our ability to protect intellectual property and the impact of global business or macroeconomic conditions, including as a result of inflation, changing interest rates, cybersecurity incidents, perceived instability in the global banking system, uncertainty with respect to the federal debt ceiling and budget and potential government shutdowns related thereto and global regional conflicts, on our business and operations. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. These factors, together with those that are described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and other documents we file from time to time with the SEC, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this presentation, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. 2

Cancer Therapies for People of All Ages Our Approach • Develop medicines for genomically-defined cancers • Establish first-in-class position through rapid registration pathways • Expand to adolescent and adult populations in parallel and pursue those opportunities with the same commitment we do for children IPO: 2021 Financial Position: Runway into 2026 Nasdaq: DAWN Founded: 2018 3

Our Pipeline

Product Candidate	Therapeutic Area	Preclinical	Phase 1	Phase 2	Phase 3/ Registrational	Approved	Recent & Anticipated Milestones
Tovorafenib Type II RAF Inhibitor OJEMDA brand name in U.S.[1]	BRAF-altered Relapsed pLGG	FIREFLY-1 (pivotal Phase 2)				ojemda (tovorafenib)	**FDA approval:** April 2024
	Frontline RAF-altered pLGG	FIREFLY-2 (pivotal Phase 3)					**First patient dosed:** March 2023
Pimasertib MEK 1/2 Inhibitor	MAPK-altered solid tumors[†] (Combo w/ tovorafenib)	FIREFLIGHT-1[††]					**Recommended Phase 2 dose & schedule expected:** 2H 2024
VRK1 Program VRK1 Inhibitor	Pediatric and adult cancers						**In-licensed[§]:** August 2023

[1] OJEMDA has received accelerated approval by the U.S. Food and Drug Administration. [†] Pimasertib Phase 1 dose escalation and expansion trial previously completed. [††] Includes patients ≥12 years of age. [§] Research collaboration and license agreement with Sprint Bioscience AB for exclusive worldwide rights to a research-stage program targeting VRK1. pLGG, pediatric low-grade glioma.
The safety and efficacy of investigational agents and/or investigational uses of approved products have not been established.

4
Day One BIOPHARMACEUTICALS

TM OJEMDA (tovorafenib) Relapsed or Refractory BRAF-altered pLGG 5

OJEMDA Now Approved In The U.S. OJEMDA is the first and only FDA Approved therapy for the treatment of pediatric patients 6 months of age and older with relapsed or refractory pediatric low-grade glioma harboring a BRAF fusion or rearrangement, or BRAF V600 mutation * 6 This indication is approved under accelerated approval based on response rate and duration of response. Continued approval for this indication may be contingent upon verification of clinical benefit in a confirmatory trial.

pLGG Impact On Patients’ Lives Lily was diagnosed with an operable brain tumor at 5 months of age 7 Lily, lives with pLGG.

Pediatric Low-Grade Glioma: The Most Common Type Of Brain Tumor In Children

pLGGs are chronic and relentless, with patients suffering profound tumor and treatment-associated morbidity that can impact their life trajectory over the long term[1]

A Serious and Life-Threatening Disease

- For the majority of pLGG patients in the relapsed setting, there is no standard of care and no approved therapies
- Up to 75% of pLGGs have a BRAF alteration*, of those ~80% are BRAF fusions and ~20% are BRAF V600 mutations[2-6]
- Despite surgery playing a significant role in treatment, the vast majority of patients still require systemic therapy[7,8]
- Due to high rate of disease recurrence, most patients will undergo multiple lines of systemic therapy over the course of their disease

*Incidence of BRAF alterations varies across pLGG subtypes. [1] Sievert AJ, Fisher MJ. Pediatric low-grade gliomas. *J Child Neurol.* 2009;24(11):1397-1408. doi:10.1177/0883073809342005. [2] Penman CL et al. *Front Oncol.* 2015;5:54. [3] Cohen AR., *N Engl J Med.* 2020;386(20):1922-1931. [4] Lassaletta A, et al. *J Clin Oncol.* 2017;35(25):2934-2941. [5] Faulkner C, et al. J Neuropathol Exp Neurol. 2015;74(9):867-872. [6] Packer RJ, et al. Neuro Oncol. 2017;19(6):750-761. [7] Ostrum QT et al., Neuro Oncol. 2015; 16(Suppl 10):x1-x36; [8] De Blank P. et al., Curr Opin Pediatr. 2019 Feb; 31(1):21-27.

8

Day One BIOPHARMACEUTICALS

Conventional Treatments Can Be Disruptive To Childhood And Can Have Significant Long-Term Consequences

Surgery

- Significant recovery times
- Risks of complications
- Resection may be limited by location of tumor
- Potential for functional deficits based on location of tumor and extent of resection

Chemotherapy

- Requirement for indwelling catheter and weekly infusions
- Risk of neutropenia, hypersensitivity reactions, nausea and vomiting and peripheral neuropathy

Radiation

- Risk of secondary malignancy
- Risk of malignant transformation
- Risk of vascular proliferation and stroke
- Neurocognitive impact, depending on location of tumor and radiation field

Goal of therapy is to control the tumor, minimize the burden of surgery, chemotherapy, and radiation, and reduce the risk of life-long treatment- and disease-related effects

Source: 1. Heitzer AM, Raghubar K, Ris MD, et al. Neuropsychological functioning following surgery for pediatric low-grade glioma: a prospective longitudinal study. J Neurosurg Pediatr. 2019;1-9. doi:10.3171/2019.9.PEDS19357. 2. Bryant R. Managing side effects of childhood cancer treatment. J Pediatr Nurs. 2003;18(2):113-125. doi:10.1053/jpdn.2003.11. 3. Zahnreich S, Schmidberger H. Childhood cancer: occurrence, treatment and risk of second primary malignancies. Cancers (Basel). 2021;13(11):2607. doi:10.3390/cancers/13112607. 4. National Cancer Institute. Fertility issues in girls and women with cancer. http://www.cancer.gov. Accessed June 13, 2022. 5. Alessi I., Caroleo A.M., de Palma L., Mastronuzzi A., Pro S., Colafati G.S., Boni A., Della Vecchia N., Velardi M., Evangelisti M., et al. Short and Long-Term Toxicity in Pediatric Cancer Treatment: Central Nervous System Damage. Cancers. 2022;14:1540. doi: 10.3390/cancers14061540.

9

TM Overview U.S. Prescribing Information For OJEMDA (tovorafenib) Available in tablet formulation and pediatric-friendly powder for oral suspension INDICATION OJEMDA is indicated for the treatment of pediatric patients 6 months of age and older with relapsed or refractory pediatric low-grade glioma harboring a BRAF fusion or rearrangement, or BRAF V600 mutation RECOMMENDED DOSE 2 380 mg/m administered orally once weekly (not to exceed a dose of 600mg once weekly); OJEMDA can be taken with or without food For full prescribing information, visit dayonebio.com * 10 This indication is approved under accelerated approval based on response rate and duration of response. Continued approval for this indication may be contingent upon verification of clinical benefit in a confirmatory trial.

TM Efficacy Summary From OJEMDA (tovorafenib) Prescribing Information Overall response rate (RAPNO-LGG) in RAPNO-LGG 76 evaluable patients 51% Response (IRC) n n (%) 95% CI ORR, n (%) 76 39 (51) 40-63 BRAF fusion or rearrangement 64 33 (52) 39-64 100 Prior MAPKi BRAF V600 mutation 12 6 (50) 21-79 80 100 MAPKi-naive 60 Prior MAPKi 80 Prior MAPKi use 45 22 (49) 31-64 BRAF mutation 40 * PD MAPKi-naive 20 60 MAPKi-naïve 31 17 (55) 36-73 0 BRAF mutation SD 40 * PD * * -20 MR 20 -40 * * * † Median DOR, months 39 13.8 11.3-NR -60 PR * 0 SD * -80 * * * * CR -20 * -100 * MR -40 Median TTR, months 39 5.3 * * * PR -60 * Range 1.6-11.2 * -80 * * CR * -100 * June 5, 2023 data cutoff. CI, confidence interval; DOR, duration of response; IRC, independent radiology review committee; LGG, low-grade glioma; NR, not reached; ORR, overall response rate; RAPNO, Response Assessment in Pediatric Neuro-Oncology; TTR, time to response; CR, complete response; PR, partial response; MR, minor response; SD, stable disease; PD, 11 † progressive disease. As of the data cutoff, 66% remain on tovorafenib. Maximum change in tumor size (%) Maximum change in tumor size (%) Maximum change in tumor size (%)

TM Safety Summary From OJEMDA (tovorafenib) Prescribing Information Warnings and Precautions TEAEs (≥ 30% of patients [n=137]) Preferred Term, n (%) Any Grade Grade ≥3 • Hemorrhage Any AE 137 (100) 86 (63) Hair color changes 104 (76) 0 • Skin toxicity, including photosensitivity Anemia 81 (59) 15 (11) Elevated CPK 80 (58) 16 (12) • Hepatotoxicity Fatigue 76 (55) 6 (4) Vomiting 68 (50) 6 (4) • Effect on growth Hypophosphatemia 64 (47) 0 • Embryo-fetal toxicity Headache 61 (45) 2 (1) Maculo-papular rash 60 (44) 11 (8) • Use in NF1- associated tumors Pyrexia 53 (39) 5 (4) Dry skin 49 (36) 0 Elevated LDH 48 (35) 0 Increased AST 47 (34) 4 (3) No boxed warnings or Constipation 45 (33) 0 Nausea 45 (33) 0 Upper RTI 43 (31) 2 (1) contraindications Dermatitis acneiform 42 (31) 1 (1) Epistaxis 42 (31) 1 (1) June 5, 2023 data cutoff. OJEMDA safety data (n=137). Treatment-emergent AEs ≥20% any grade in arms 1 & 2. AE, adverse event; AST, aspartate aminotransferase; CPK, creatine 12 phosphokinase; LDH, lactate dehydrogenase; RTI, respiratory tract infection; TEAEs, treatment-emergent adverse events.

Estimated *BRAF*-Altered pLGG Patient Population In The U.S.



~26,000
Prevalence of Systemically-Treated Patients Under 25[1-5]
~2,000-3,000
Recurrent/Progressive Total Addressable Patient Population per Year[6] at Steady State*
~1,100
Incidence of Treatment-Eligible Frontline Patients[4,5]



Up to **75%** of pLGG cases are BRAF-altered[7-14]

Incidence of BRAF alterations varies across pLGG subtypes



~80%

of these cases have BRAF fusion, primarily KIAA1549-BRAF†



~20%

of these cases have BRAF point mutations, primarily BRAF V600††

[1] Selt F, van Tilburg CM, Bison B, et al. Response to trametinib treatment in progressive pediatric low-grade glioma patients. J Neurooncol. 2020;149(3):499-510. doi:10.1007/s11060-020-03640-3. [2] Ryall S, Tabori U, Hawkins C. Pediatric low-grade glioma in the era of molecular diagnostics. Acta Neuropathol Commun. 2020;8(1):30. doi:10.1186/s40478-020-00902-z. [3] SEER US complete prevalence counts of patients aged under 25 with Brain and Other Nervous Systems tumors as of January 1, 2017. [4] CBTRUS, Qaddoumi et al 2009, Schreck et al 2019, ClearView Analysis. [5] US Census. Estimated annual incidence, estimated prevalence, and estimated recurrent/progressive total addressable patient population are Day One calculations based on publicly available data. [6] Source: Internal market research conducted by EpidStrategies, A Division of ToxStrategies, Inc. on behalf of Day One. [7] Ryall S, et al. *Acta Neuropathol Commun.* 2020;8(1):30. [8] Behling F, et al. *Cancers (Basel).* 2019;11(6):794. [9] Penman CL, et al. *Front Oncol.* 2015;5:54. [10] Packer RJ, et al. *Neuro Oncol.* 2017;19(6):750-761. [11] Cohen AR, et al. *N Engl J Med.* 2022;386(20):1922-1931. [12] Ryall S, et al. *J Neuropathol Exp Neurol.* 2017;76(7):562-570. [13] Lassaletta A, et al. *J Clin Oncol.* 2017;35(25):2934-2941. [14] Faulkner C, et al. *J Neuropathol Exp Neurol.* 2015;74(9):867-872. * The estimated addressable pool of recurrent or progressive pLGG patients is based on progression free survival curves modeled from published literature. † Predominantly seen in pilocytic astrocytomas. †† May vary across pLGG subtypes. BRAF, V-Raf murine sarcoma viral oncogene homolog B; MAPK, mitogen-activated protein kinase; pLGG, pediatric low-grade glioma.

13

Day One BIOPHARMACEUTICALS

What Physicians & Caregivers Are Looking For In A Therapy What HCP’s are Seeking What Caregivers are Seeking Effective in stopping or shrinking tumors Live as normal of a childhood as possible Manageable safety profile Minimal impact from the disease Minimal disruption to child’s life Minimal disruption to child’s life “Our time with our kids is precious and not guaranteed, so the less time with meds and “The goal is not interfering with the child’s life.” doctors the better.” – Ped Onc, Chicago Ad Board – Caregiver for a child under 5 yrs 14

Product Profile Aligns With What Physicians Are Looking For In A Therapy Meaningful tumor stabilization or shrinkage may be possible with OJEMDA. In the clinical trial: Efficacy • 51% of children experienced tumor shrinkage by at least 25% • 82% of children saw their tumors shrink or remain stable Generally well-tolerated therapy, with 9 out of 10 patients staying on treatment in the clinical trial Safety Most common grade 3 / 4 adverse events include: anemia, elevated CPK, maculo- papular rash, fatigue & vomiting Once-weekly, taken with or without food conveniently from home can mean Dosing fewer daily interruptions OJEMDA is indicated for the treatment of patients 6 months of age and older with relapsed or refractory pediatric low-grade glioma (LGG) harboring a BRAF fusion, rearrangement, or BRAF V600 mutation. 15 Data from Pivotal Phase 2 FIREFLY-1 trial.

Comprehensive Approach For A Successful Launch Physicians Payers Patients & Families TM Objective: Establish OJEMDA as Objective: Provide a positive & Objective: Rapidly establish st 1 choice in relapsed / refractory supportive experience when coverage BRAF-altered pLGG patients initiating therapy MEDICAID 89% 40% 65% COMMERCIAL 60% • SP distribution enables consistent patient • Pre-launch engagement to establish Day experience AIDED INTENT TO One & provide background information AWARENESS TREAT • Comprehensive patient support programs • Plans in place for rapid engagement post- address patient needs and accelerates • Dedicated & experienced sales team to approval access to drug engage HCPs 16 SP, Specialty Pharmacy.

Targeted Launch With Highly Experienced Field Team Targeting ~200 centers where 90% Deep oncology experience with of pLGG patients receive treatment relationships at top-tier accounts Average experience: 18 Account 13 years of oncology Managers fully-dedicated 4 years of rare disease to OJEMDA 2 years of pediatric oncology clinical experience Institutional experience and existing relationships with key accounts 17

Patient Support Program Supporting Access DEDICATED PATIENT NAVIGATOR COPAY CARD PHONE & VIDEO PROGRAM CONSULTATIONS COVERAGE PATIENT DELAY ASSISTANCE PROGRAM PROGRAM COVERAGE INTERRUPTION SUPPORT 18

FIREFLY-2 / LOGGIC Pivotal Phase 3 Trial of Tovorafenib in Frontline pLGG 19

FIREFLY-2/LOGGIC Pivotal Phase 3 Trial Of Tovorafenib In Frontline pLGG

Trial Design

- Randomized, global, registrational Phase 3 trial of monotherapy tovorafenib vs SoC chemotherapy
- Eligibility: Patients aged 6 months to <25 years with LGG harboring a RAF alteration and requiring first-line systemic therapy
- Tovorafenib available as tablets and pediatric-friendly liquid suspension
- Patients who progress after stopping tovorafenib may be re-challenged
- Patients who progress in the SoC arm during or post-treatment may cross-over to receive tovorafenib

Endpoints

- **Primary endpoint: ORR based on RANO-LGG criteria, assessed by blinded independent central review**
  - **The ORR primary analysis is expected to occur ~12 months after the last patient randomized**
- Key secondary endpoints: PFS and DoR by RANO criteria, ORR by RAPNO criteria
- Other secondary endpoints: changes in neurological and visual function, safety, and tolerability
- Key exploratory objectives: QoL and health utilization measures


Non-resectable or sub-total resected LGG
AND
Requiring first-line systemic therapy
N ≈ 400
Stratified by
Location of tumor
Genomic alteration
CDKN2A status
Infant CHG diagnosis
1:1 Randomization
Tovorafenib, 420mg/m2 QW (not to exceed 600 mg)
Investigator's choice of vincristine/carboplatin* or vinblastine
Long-term follow-up (48 months)

* COG or SIOPe-LGG regimen. Abbreviations: CHG, chiasmatic, hypothalamic glioma; DoR, duration of response; LGG, low-grade glioma; ORR, objective response rate; QoL, quality of life; QW, once weekly; SoC, standard of care.

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FIRELIGHT-1 Phase 1b/2 Trials Evaluating Tovorafenib as a Combination with Pimasertib 21

Pimasertib: Investigational Allosteric MEK1/2 Inhibitor With Demonstrated Activity In MAPK-Driven Solid Tumors • Pimasertib is an investigational orally-bioavailable, selective, non- competitive MEK1/2 inhibitor in-licensed from Merck KGaA in February 2021 • Extensive non-clinical and clinical development work through Phase 2, including a solid tumor trial in Japan and combinations with other MOAs • Main AEs typical for all in-class allosteric MEK inhibitors (GI, CPK elevation, skin rash, visual disturbances) • Nearly three-fold higher CNS penetration than other MEKi inhibitors (trametinib or selumetinib) • Pimasertib showed monotherapy clinical activity, including an improvement in median PFS versus dacarbazine in NRAS mutant melanoma • Combination with tovorafenib and other targeted therapies may unlock the full value of pimasertib in advanced solid tumors 22 Sources: Pimasertib Investigator Brochure, v12, 2019; de Gooijer et al., Int J Cancer, 2018; Shaw et al., AACR LB-456, 2012; Lebbe et al., Cancers, 2020.

Vertical MAPK Pathway Inhibition With Tovorafenib And Pimasertib May Unlock Potential Synergy For Adult Solid Tumors

BRAF non-V600 mutant	KRAS or NRAS mutant



MEK
ERK
RAF/ MEK/ERK
PI3K/m TOR
PI3K/m TOR

Proliferation, survival	Proliferation, survival
Type II RAFi + MEKI	Type II RAFi + MEKI
Non V600 BRAF dimers are effectively inhibited by type II RAFi , but not type I BRAFi	Targeting multiple nodes of MAPK pathway will drive deeper and more durable response



A
TAK-632+pimasertib in KIAA1549-BRAF mixed Mullerian PDX model ex vivo
B
BGB-382+pimasertib in KRAS mut Calu6 cell line in vitro
Proliferation (%)
Pimasertib (nM)
283 10 μM
283 3 μM
283 1 μM
283 300 nM
283 100 nM
283 30 nM
283 10 nM
283 3 nM
DMSO

C

DAY101+MEKi in KRAS mut tumor cell lines in vitro

NCI-H1792 (rows: MEKi-2 (μM); columns: DAY101 (μM))

MEKi-2 (μM) \ DAY101 (μM)	0	0.3	0.6	1.3	2.5	5	10
10	42.2	86.3	90.4	92.0	93.3	94.0	95.8
5.0	34.0	74.8	85.5	90.3	91.7	92.9	94.5
2.5	30.9	61.3	73.5	84.9	90.0	92.4	94.3
1.3	28.0	53.6	61.4	72.3	83.8	90.6	93.3
0.6	25.4	47.3	53.7	62.3	72.1	84.8	91.7
0.3	22.1	42.4	50.3	55.1	61.6	73.0	87.4
0	0.0	4.7	6.2	12.4	23.1	34.8	50.8

Calu-6 (rows: MEKi-2 (μM); columns: DAY101 (μM))

MEKi-2 (μM) \ DAY101 (μM)	0	0.3	0.6	1.3	2.5	5	10
10	53.2	74.0	75.3	76.0	77.3	78.7	81.9
5.0	37.6	72.4	73.4	74.5	75.1	76.4	79.3
2.5	23.4	68.0	70.3	72.5	73.7	75.1	78.4
1.3	15.2	62.6	66.9	70.5	72.9	74.7	77.6
0.6	14.4	54.5	62.1	66.9	71.6	74.5	77.5
0.3	8.7	45.2	53.6	60.8	67.9	73.9	77.7
0	0.0	-2.1	1.5	9.3	21.7	43.8	63.9

Color scale: 100% inh – 50 – 0 inh

A Type II RAFi + MEKi is synergistic in BRAF fusion melanoma PDX model ex vivo (internal data)

B Sensitivity of KRAS Q61 mutant cells to pimasertib is enhanced when cells are treated with the type II BRAF inhibitor BGB-283 (Yuan et al., Mol Onc 2020)

C Tovorafenib + MEK inhibitor is synergistic in KRAS G12C and Q61 mutant tumor cells (Venetsanakos et al., 2021 AACR poster presentation)

23

Day One BIOPHARMACEUTICALS

Tovorafenib / Pimasertib Combination In Solid Tumors (FIRELIGHT-1)

Trial Design[1]

- Combination dose escalation, global phase 1b/2 trial[2]
- Phase 1b, BOIN (adaptive), n = 10/cohort (approximately)
- Phase 2, Simon 2-stage, n = 25/cohort (approximately)
- Eligibility: Patients aged 12 years and older, dose escalation will be performed in advanced solid tumor patients with any MAPK alteration. Expansion cohorts will focus on indications with a potential path to accelerated approval

Endpoints

- Phase 1b: PK, PD and Safety, MTD/RP2D
- Phase 2: Efficacy (ORR, DOR)



Phase 1b
Phase 2*
Tumors with MAPK pathway alterations
NRASmut Selected tumors
BRAF Class 1 (non-E/K) and Class 2 mutant tumors
BRAF-fusion selected tumors
Tovorafenib + Pimasertib until disease progression 3
Safety Follow Up

Pre-identified patients with advanced solid tumors and available clinical molecular profiling information.

*Additional biomarker-selected cohorts may be pursued based on developing data

Abbreviations: BOIN, Bayesian Optimal Interval Design; BRAF, B-Raf proto-oncogene, serine/threonine kinase; MAPK, mitogen-activated protein kinase; NRAS, neuroblastoma rat sarcoma viral oncogene. [1]Umbrella master study – DAY101-102 (main protocol) DAY101 and MAPK pathway aberration, Sub-study 1 monotherapy (DAY101-102a), Sub-study 2 MEK combo (DAY101-102b).[2]Intend to open U.S. and ex-U.S. clinical sties. [3]DAY101 + Pimasertib until disease progression, intolerable toxicity, withdrawal of consent, or death

24

Day One BIOPHARMACEUTICALS

Summary 25

Financial Summary: DAWN

Cash, cash equivalents and short-term investments as of December 31, 2023: $366.3 million (no debt)

~87.4 million shares of common stock outstanding as of February 21, 2024

$ Millions	Twelve Months Ended 12/31/23	Twelve Months Ended 12/31/22
R&D Expense	$130.5	$85.6
G&A Expense	$75.5	$61.3
Net Loss	$188.9	$142.2

Projected Cash Runway into 2026

FIREFLY-1: Pivotal Phase 2 clinical trial of tovorafenib

- Data published in *Nature Medicine* and oral presentations at SNO in November 2023
- OJEMDA™ (tovorafenib) approved in the U.S. and received PRV in April 2024

FIREFLY-2/LOGGIC: Pivotal Phase 3 clinical trial of tovorafenib in newly diagnosed pLGG

- First patient dosed in March 2023

26

All financial and share information is unaudited. [1]NDA data set includes analysis of primary (ORR by RANO-HGG) and secondary (ORR by RAPNO, PFS) efficacy endpoints, safety, and exploratory analyses (including ORR by RANO-LGG). PRV, Priority Review Voucher.

Day One BIOPHARMACEUTICALS

Priorities as a Commercial-Stage Company TM Advance Portfolio Expand Pipeline Launch OJEMDA (tovorafenib) • Expand awareness amongst • FIREFLY-2: Study tovorafenib as a • Grow Day One into a leading, physicians and establish broad frontline therapy for treatment- biopharmaceutical company that is coverage to enable patient access naive patients with pLGG the partner of choice for oncology drug development • Establish OJEMDA as the standard • FIRELIGHT-1: Evaluate of care for relapsed or refractory tovorafenib in combination with • Explore selective partnerships as a pLGG harboring a BRAF alteration pimasertib in adolescent and source of capital and risk sharing adult populations • Provide a positive and supportive • Further invest in business experience when initiating • Advance early stage VRK1 development activities to expand our OJEMDA therapy for patients and program to clinical development multiple asset portfolio for both families children and adults 27

Appendix 28

Tovorafenib Inhibits Both BRAF Fusions And BRAF V600 Mutations



MAPK pathway
RAS
RAF
MEK
ERK
Proliferation and survival



RAS-independent activation of the MAPK pathway
RAF mutation
Tovorafenib
RAF fusion
Proliferation and survival
Proliferation and survival

Tovorafenib is an investigational, oral, selective, CNS-penetrant, type II RAF inhibitor that was designed to inhibit both monomeric and dimeric RAF kinase

- Activity in tumors driven by both RAF fusions and BRAF V600E mutations
- Tablet and pediatric-friendly liquid suspension
- Once weekly dosing

Currently approved type I BRAF inhibitors are indicated for use in patients with tumors bearing BRAF V600 mutations

- Type I BRAF inhibitors cause paradoxical MAPK activation in the setting of wild-type RAF, increasing the risk of tumor growth in BRAF fusion-driven

29

Source: 1. Sun Y et al., Neuro Oncol. 2017; 19: 774–85; 2. Sievart AJ et al., PNAS. 2013; 110:5957-62; 3. Karajannis MA et al., Neuro Oncol 2014;16(10):1408-16.

Day One BIOPHARMACEUTICALS

Pivotal Phase 2 Trial Of Monotherapy Tovorafenib In Relapsed Or Progressive pLGG (FIREFLY-1)

Trial Design

- Three arm, open-label, global registrational phase 2 trial
  - **Pivotal Arm 1 (recurrent/progressive pLGG, n=77): harboring a KIAA1549-BRAF fusion or BRAF V600E mutation**
  - Arm 2 (expanded access recurrent/progressive LGG, n=60): harboring an activating RAF alteration
  - Arm 3 (extracranial solid tumors): harboring an activating RAF fusion

Endpoints (Pivotal Arm 1)

- **Primary endpoint: ORR based on RANO-HGG[1], assessed by blinded independent central review**
- Secondary endpoints: ORR by RAPNO-LGG[2] assessed by blinded independent central review; PFS, DoR; TTR, CBR; safety
- Exploratory analyses: ORR and CBR by RANO-LGG[3] assessed by blinded independent central review

Key Inclusion Criteria

- 6 months – 25 years of age
- RAF-altered tumor
- ≥1 prior line of systemic therapy with radiographic progression
- Prior use of MAPK pathway targeted therapy was permitted



Clinical and radiological evaluations at baseline, and every 3rd cycle for pLGG and every 2nd cycle for solid tumors
Screening
Day –28 to 0
Enrollment/ Baseline (C1D1)
Study Drug Administration
420mg/m² QW (not to exceed 600mg), QW in 28-day cycles
C27D1
After Cycle 27: patients may either continue treatment or enter drug holiday period at any time (at discretion of investigator)
End of Trial
Eligibility evaluation
Treatment period: minimum of 2 years or until progression or toxicity/intolerability

30

June 5, 2023 data cutoff. [1] Wen PY, et al. *J Clin Oncol*. 2010;28(11):1963-1972. [2] Fangusaro J, et al. Lancet Oncol. 2020;21(6):e305–316. [3] van den Bent MJ, et al. Lancet Oncol. 2011;12(6):583-593. Abbreviations: CBR, clinical benefit rate; IRC, independent review committee; C, cycle; D, day; LGG, low-grade glioma; ORR, objective response rate; PFS, progression-free survival; DoR, duration of response; QW, once weekly; TTR, time to response; RANO, Response Assessment in Neuro-Oncology; RAPNO, Response Assessment in Pediatric Neuro-Oncology; MAPK, mitogen-activated protein kinase. For more information, please refer to NCT04775485

Day One BIOPHARMACEUTICALS

Data from Pivotal Phase 2 FIREFLY-1 Trial June 5, 2023 data cutoff 31

FIREFLY-1 Baseline Patient Characteristics Characteristic Arm 1 (n=77) Location (n=77) Deep midline structures Optic pathway Median age, years (range) 8 (2-21) 12% 51% Sex, n (%) Other Male 40 (52) † 16% Female 37 (48) Cerebral hemisphere 8% Race, n (%) Cerebellum Brain stem White 41 (53) 6% 8% Asian 5 (6) Black 2 (3) Multiple 3 (4) Other 6 (8) BRAF alteration (n=77) Not specified 20 (26) Number of lines of prior systemic therapy 17% Median (range) 3 (1-9) 1, n (%) 17 (22) 2, n (%) 21 (27) ≥3, n (%) 39 (51) 83% Prior MAPK pathway targeted therapy, n (%) Prior MEK inhibitor 43 (56) Prior BRAF inhibitor 8* (10) ‡ Prior BRAF and MEK inhibitors 5 (7) BRAF V600E BRAF Fusion* Any MAPK inhibitor 46 (60) * † June 5, 2023 data cutoff. Includes 6 patients with BRAF duplication and 2 with BRAF rearrangement per fluorescence in situ hybridization or in situ hybridization. Includes tumors that were 32 extending into multiple regions of the brain, leptomeningeal disease, and/or spinal disease. ‡The 5 patients that had previously received both a MEK inhibitor and also a BRAF inhibitor are recorded in both the “Prior MEK inhibitor” and “Prior BRAF inhibitor” groups. MAPK, mitogen-activated protein kinase.

Tumor Response To Tovorafenib Using RAPNO-LGG, RANO-LGG and RANO-HGG


RAPNO-LGG
Prior MAPKi
MAPKi-naive
BRAF mutation
Maximum change in tumor size (%)
100
80
60
40
20
0
-20
-40
-60
-80
-100
PD
SD
MR
PR
CR


RANO-LGG
Prior MAPKi
MAPKi-naive
BRAF mutation
Maximum change in tumor size (%)
180
100
80
60
40
20
0
-20
-40
-60
-80
-100
PD
SD
MR
PR
CR


RANO-HGG
Prior MAPKi
MAPKi-naive
BRAF mutation
Maximum change in tumor size (%)
100
80
60
40
20
0
-20
-40
-60
-80
-100
PD
SD
PR
CR

Response (IRC)	RAPNO-LGG n=76	RANO-LGG N=76	RANO-HGG N=69
ORR,* n (%)	**39 (51)**	**40 (53)**	**46 (67)**
95% CI	40-63	41-64	54-78
CBR,* n (%)			
SD of any length of time	62 (82)	63 (83)	64 (93)
SD ≥12 months	43 (57)	46 (61)	54 (78)
BOR,* n (%)			
CR	0	0	12 (17)
PR	28 (37)	20 (26)	34 (49)
MR	11 (14)	20 (26)	n/a
SD	23 (30)	23 (30)	18 (26)
SD <12 months	19 (25)	17 (22)	10 (14)
SD ≥12 months	4 (5)	6 (8)	8 (12)
PD	13 (17)	11 (14)	4 (6)
NE	1 (1)	2 (3)	1 (1)
Median DOR, months	**13.8**	**14.4**	**16.6**
95% CI	11.3-NR	11.0-NR	11.6-NR
Median TTR, months	**5.3**	**5.5**	**3.0**
Range	1.6-11.2	1.6-11.3	2.6-16.6

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June 5, 2023 data cutoff. BOR, best overall response; CBR, clinical benefit rate; CI, confidence interval; CR, complete response; DOR, duration of response; HGG, high-grade glioma; IRC, independent radiology review committee; LGG, low-grade glioma; MR, minor response; n/a, not applicable; NE, not evaluable; NR, not reached; ORR, overall response rate; PD, progressive disease; PR, partial response; RANO, Response Assessment in Neuro-Oncology; RAPNO, Response Assessment in Pediatric Neuro-Oncology; SD, stable disease; TTR, time to response. * ORR, CBR and BOR for RAPNO-LGG and RANO-LGG included MRs.

Duration Of Tovorafenib Therapy For All Patients With RAPNO-LGG Evaluable Lesions 5.3 Median time to response Months Median duration of 13.8 treatment Months Overall treatment duration (months) 34 June 5, 2023 data cutoff. Patients

Duration Of Tovorafenib Therapy For All Patients With RANO-HGG Evaluable Lesions 3.0 Median time to response Months Median duration of 16.6 treatment Months Overall treatment duration (months) 35 June 5, 2023 data cutoff. Patients

Duration Of Tovorafenib Therapy For All Patients With RANO-LGG Evaluable Lesions 5.5 Median time to response Months Median duration of 14.4 treatment Months Overall treatment duration (months) 36 June 5, 2023 data cutoff. Patients

Tumor Response To Tovorafenib Across Three Assessment Criteria Were Consistent Across BRAF Fusion And Mutation Patients, and Patients With Prior MAPK Treatment

Response (IRC)	RAPNO-LGG[2] n	RAPNO-LGG[2]	RANO-LGG[3,4] n	RANO-LGG[3,4]	RANO-HGG[1] n	RANO-HGG[1]
ORR,* n (%)	**76**	**39 (51)**	**76**	**40 (53)**	**69**	**46 (67)**
BRAF fusion	64	33 (52)	64	33 (52)	59	41 (69)
BRAF mutation	12	6 (50)	12	7 (58)	10	5 (50)
Prior MAPKi	45	22 (49)	45	23 (51)	41	29 (71)
MAPKi-naive	31	17 (55)	31	17 (55)	28	17 (61)
CBR,* n (%) (SD of any length of time)	**76**	**62 (82)**	**76**	**63 (83)**	**69**	**64 (93)**
BRAF fusion	64	53 (83)	64	53 (83)	59	55 (93)
BRAF mutation	12	9 (75)	12	10 (83)	10	9 (90)
Prior MAPKi	45	38 (84)	45	38 (84)	41	37 (90)
MAPKi-naive	31	24 (77)	31	25 (81)	28	27 (96)
CBR,* n (%) (SD ≥12 months)	**76**	**43 (57)**	**76**	**46 (61)**	**69**	**54 (78)**
BRAF fusion	64	37 (58)	64	39 (61)	59	49 (83)
BRAF mutation	12	6 (50)	12	7 (58)	10	5 (50)
Prior MAPKi	45	25 (56)	45	26 (58)	41	33 (80)
MAPKi-naive	31	18 (58)	31	20 (65)	28	21 (75)
Median DOR, months (95% CI)**	**39**	**13.8 (11.3-NR)**	**40**	**14.4 (11.0-NR)**	**46**	**16.6 (11.6-NR)**
BRAF fusion	33	13.8 (11.3-NR)	33	16.3 (11.0-NR)	41	16.8 (11.6-NR)
BRAF mutation	6	NR (8.4-NR)	7	12.0 (8.4-NR)	5	15.1 (8.3-NR)
Prior MAPKi	22	13.8 (11.3-NR)	23	12.0 (8.5-NR)	29	15.1 (9.0-16.8)
MAPKi-naive	17	NR (8.4-NR)	17	16.3 (8.4-NR)	17	NR (11.6-NR)

June 5, 2023 data cutoff. [1] Fangusaro J, et al. *Lancet Oncol.* 2020;21(6):e305–316. [2] Fangusaro J, et al. *Lancet Oncol.* 2020;21(6):e305–316. [3] van den Bent MJ, et al. *Lancet Oncol.* 2011;12(6):583-593. 4. Wen PY, et al. *J. Clin Oncol.* 2017;35(21),2439-2449. * ORR, CBR for RAPNO-LGG and RANO-LGG included MRs. ** the 95% CI were calculated using Kaplan-Meier method.

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Day One BIOPHARMACEUTICALS

Tovorafenib Safety Data (n=137)

Preferred Term, n (%)	TEAEs Any Grade	TEAEs Grade ≥3	TRAEs Any Grade	TRAEs Grade ≥3
Any AE	137 (100)	86 (63)	134 (98)	58 (42)
Hair color changes	104 (76)	0	104 (76)	0
Anemia	81 (59)	15 (11)	67 (49)	14 (10)
Elevated CPK	80 (58)	16 (12)	77 (56)	16 (12)
Fatigue	76 (55)	6 (4)	60 (44)	6 (4)
Vomiting	68 (50)	6 (4)	28 (20)	3 (2)
Hypophosphatemia	64 (47)	0	48 (35)	0
Headache	61 (45)	2 (1)	29 (21)	0
Maculo-papular rash	60 (44)	11 (8)	56 (41)	11 (8)
Pyrexia	53 (39)	5 (4)	17 (12)	1 (1)
Dry skin	49 (36)	0	45 (33)	0
Elevated LDH	48 (35)	0	42 (31)	0
Increased AST	47 (34)	4 (3)	41 (30)	4 (3)
Constipation	45 (33)	0	31 (23)	0
Nausea	45 (33)	0	25 (18)	0
Upper RTI	43 (31)	2 (1)	2 (1)	0
Dermatitis acneiform	42 (31)	1 (1)	41 (30)	1 (1)
Epistaxis	42 (31)	1 (1)	27 (20)	0
Decreased appetite	39 (28)	5 (4)	28 (20)	4 (3)
Paronychia	36 (26)	2 (1)	32 (23)	2 (1)
Pruritus	35 (26)	1 (1)	32 (23)	1 (1)
COVID-19	34 (25)	0	0	0

- The most common reasons for discontinuation were tumor hemorrhage (3 patients) and decrease in growth velocity (2 patients)
- 33 patients (24%) had TRAEs leading to dose reduction; 50 patients (37%) had TRAEs leading to dose interruption
- Median duration of dose interruption was 2 weeks
- 9 patients (7%) had TRAEs leading to discontinuation

June 5, 2023 data cutoff. Treatment-emergent AEs ≥25% any grade in arms 1 & 2. AE, adverse event; ALT, Alanine transaminase; AST, aspartate aminotransferase; COVID-19, Coronavirus disease 2019; CPK, creatine phosphokinase; LDH, lactate dehydrogenase; RTI, respiratory tract infection; TEAEs, treatment-emergent adverse events; TRAEs, treatment-related adverse events.

38